EXHIBIT 1

         The undersigned agree that the statement on Schedule 13D to which this agreement is attached is filed on behalf of each of them.

Dated:  March 4, 1999

                                           LABTEC CORPORATION


                                           By: /s/  Rodger R. Krouse
                                               --------------------------------
                                               Rodger R. Krouse, Vice President


                                           SUN MULTIMEDIA PARTNERS, L.P.
                                           By:    Sun Multimedia Advisors, Inc.
                                                  its General Partner

                                           By: /s/ Rodger R. Krouse
                                               --------------------------------
                                                   Rodger R. Krouse, President
                                                         and Treasurer


                                           SUN MULTIMEDIA ADVISORS, INC.


                                           By: /s/ Rodger R. Krouse
                                               --------------------------------
                                                   Rodger R. Krouse, President
                                                    and Treasurer


                                                        /s/ Rodger R. Krouse
                                               --------------------------------
                                                            Rodger R. Krouse


                                                       /s/  Marc J. Leder
                                               --------------------------------
                                                            Marc J. Leder